EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Gregg Ziegler (215) 478-3820
August 20, 2024	gziegler@tollbrothers.com

Toll Brothers Reports FY 2024 3rd Quarter Results

FORT WASHINGTON, PA, August 20, 2024 -- Toll Brothers, Inc. (NYSE:TOL) (TollBrothers.com), the nation’s leading builder of luxury homes, today announced results for its third quarter ended July 31, 2024.

FY 2024’s Third Quarter Financial Highlights (Compared to FY 2023’s Third Quarter):
•Net income and earnings per share were $374.6 million and $3.60 per diluted share, compared to net income of $414.8 million and $3.73 per diluted share in FY 2023’s third quarter.
•Pre-tax income was $503.6 million, compared to $553.0 million in FY 2023’s third quarter.
•Home sales revenues were $2.72 billion, up 2% compared to FY 2023’s third quarter; delivered homes were 2,814, up 11%.
•Net signed contract value was $2.41 billion, up 11% compared to FY 2023’s third quarter; contracted homes were 2,490, also up 11%.
•Backlog value was $7.07 billion at third quarter end, down 10% compared to FY 2023’s third quarter; homes in backlog were 6,769, down 7%.
•Home sales gross margin was 27.4%, compared to FY 2023’s third quarter home sales gross margin of 27.8%.
•Adjusted home sales gross margin, which excludes interest and inventory write-downs, was 28.8%, compared to FY 2023’s third quarter adjusted home sales gross margin of 29.3%.
•SG&A, as a percentage of home sales revenues, was 9.0%, compared to 8.6% in FY 2023’s third quarter.
•Income from operations was $497.2 million.
•Other income, income from unconsolidated entities, and gross margin from land sales and other was $1.1 million.
•The Company repurchased approximately 2.1 million shares at an average price of $118.57 per share for a total purchase price of $245.9 million, bringing full year repurchases to $427.1 million. The Company now expects approximately $600 million of share repurchases in fiscal 2024.
Douglas C. Yearley, Jr., chairman and chief executive officer, stated: “We are very pleased to report another quarter of strong results. In our third quarter, we delivered 2,814 homes at an average price of $968,000, generating record third quarter home sales revenue of $2.72 billion. Our adjusted gross margin, at 28.8% in the quarter, significantly exceeded guidance due to favorable mix and greater efficiencies in our home building operations, and our SG&A margin of 9.0% beat guidance by 20 basis points. This combination of revenue and margin outperformance drove earnings of $3.60 per diluted share in the quarter.
“Net signed contracts were up year-over-year approximately 11% in both units and dollars, with July being our strongest month in the quarter. We are also encouraged by our solid deposit and traffic activity through the first three weeks of August. With mortgage rates at their lowest point in a year and trending lower, favorable demographics, and continued imbalance in the supply and demand of homes for sale, we are optimistic that demand will remain solid through the end of fiscal 2024 and into 2025.
“Based on our third quarter outperformance and our expectations for the fourth quarter, we are raising our full year guidance across all key home building metrics, including adjusted gross margin, which we now expect to be approximately 28.3% for the full year. We also expect to earn between $14.50 and $14.75 per diluted share with a return on beginning equity of approximately 22.5%.
“We remain on target to achieve our goal of operating from 410 communities by fiscal year end, representing 11% community count growth this year. At the end of the third quarter, we owned or controlled 72,700 lots, providing us sufficient land to grow community count in fiscal 2025 and beyond. We have a healthy balance sheet with low net debt, no significant near-term debt maturities and ample liquidity. In our third quarter, we repurchased $246 million of common stock, bringing our year-to-date repurchases to $427 million. We continue to generate strong operating cash flows and we are increasing our expected share repurchase total for fiscal 2024 from $500 million to $600 million as we continue to both return capital to shareholders and invest in growth.”

Fourth Quarter and FY 2024 Financial Guidance:
	Fourth Quarter	Full Fiscal Year 2024
Deliveries	3,275 - 3,375 units	10,650 - 10,750 units
Average Delivered Price per Home	$940,000 - $950,000	$975,000
Adjusted Home Sales Gross Margin	27.5%	28.3%
SG&A, as a Percentage of Home Sales Revenues	8.6%	9.4%
Period-End Community Count	410	410
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$47 million	$260 million
Tax Rate	26.0%	25.4%

Financial Highlights for the three months ended July 31, 2024 and 2023 (unaudited):
	2024	2023
Net Income	$374.6 million, or $3.60 per share diluted	$414.8 million, or $3.73 per share diluted
Pre-Tax Income	$503.6 million	$553.0 million
Pre-Tax Inventory Impairments included in Home Sales Costs of Revenues	$5.5 million	$3.4 million
Home Sales Revenues	$2.72 billion and 2,814 units	$2.67 billion and 2,524 units
Net Signed Contracts	$2.41 billion and 2,490 units	$2.16 billion and 2,245 units
Net Signed Contracts per Community	6.2 units	6.6 units
Quarter-End Backlog	$7.07 billion and 6,769 units	$7.87 billion and 7,295 units
Average Price per Home in Backlog	$1,044,000	$1,079,500
Home Sales Gross Margin	27.4%	27.8%
Adjusted Home Sales Gross Margin	28.8%	29.3%
Interest Included in Home Sales Cost of Revenues, as a percentage of Home Sales Revenues	1.2%	1.4%
SG&A, as a percentage of Home Sales Revenues	9.0%	8.6%
Income from Operations	$497.2 million, or 18.2% of total revenues	$515.1 million, or 19.2% of total revenues
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$1.1 million	$39.4 million
Pre-Tax Land and Other Impairments included in Land Sales and Other Costs of Revenues	$3.8 million	$—
Quarterly Cancellations as a Percentage of Beginning-Quarter Backlog	2.4%	3.2%
Quarterly Cancellations as a Percentage of Signed Contracts in Quarter	6.4%	9.8%

Financial Highlights for the nine months ended July 31, 2024 and 2023 (unaudited):
	2024	2023
Net Income	$1.10 billion, or $10.40 per share diluted	$926.5 million, or $8.28 per share diluted
Pre-Tax Income	$1.46 billion	$1.24 billion
Pre-Tax Inventory Impairments included in Home Sales Costs of Revenues	$35.4 million	$22.4 million
Home Sales Revenues	$7.30 billion and 7,382 units	$6.91 billion and 6,842 units
Net Signed Contracts	$7.41 billion and 7,573 units	$5.89 billion and 6,039 units
Home Sales Gross Margin	26.9%	26.7%
Adjusted Home Sales Gross Margin	28.6%	28.5%
Interest Included in Home Sales Cost of Revenues, as a percentage of Home Sales Revenues	1.3%	1.4%
SG&A, as a percentage of Home Sales Revenues	9.8%	9.7%
Income from Operations	$1.43 billion, or 19.0% of total revenues	$1.17 billion, or 16.7% of total revenues
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$213.5 million	$57.1 million
Pre-Tax Land and Other Impairments included in Land Sales and Other Costs of Revenues	$4.4 million	$17.7 million
Additional Information:
•The Company ended its FY 2024 third quarter with $893.4 million in cash and cash equivalents, compared to $1.30 billion at FYE 2023 and $1.03 billion at FY 2024’s second quarter end. At FY 2024 third quarter end, the Company also had $1.77 billion available under its $1.96 billion revolving credit facility, which is scheduled to mature in February 2028.
•On July 19, 2024, the Company paid its quarterly dividend of $0.23 per share to shareholders of record at the close of business on July 5, 2024.
•Stockholders’ equity at FY 2024 third quarter end was $7.41 billion, compared to $6.80 billion at FYE 2023.
•FY 2024’s third quarter-end book value per share was $73.46 per share, compared to $65.49 at FYE 2023.
•The Company ended its FY 2024’s third quarter with a debt-to-capital ratio of 27.6%, compared to 28.0% at FY 2024’s second quarter end and 29.6% at FYE 2023. The Company ended FY 2024’s third quarter with a net debt-to-capital ratio(1) of 19.6%, compared to 18.7% at FY 2024’s second quarter end, and 17.7% at FYE 2023.
•The Company ended FY 2024’s third quarter with approximately 72,700 lots owned and optioned, compared to 71,800 one quarter earlier, and 70,200 one year earlier. Approximately 50% or 36,300, of these lots were owned, of which approximately 19,300 lots, including those in backlog, were substantially improved.
•In the third quarter of FY 2024, the Company spent approximately $374.7 million on land to purchase approximately 2,100 lots.
•The Company ended FY 2024’s third quarter with 404 selling communities, compared to 386 at FY 2024’s second quarter end and 345 at FY 2023’s third quarter end.
(1)    See “Reconciliation of Non-GAAP Measures” below for more information on the calculation of the Company’s net debt-to-capital ratio.

Toll Brothers will be broadcasting live via the Investor Relations section of its website, investors.TollBrothers.com, a conference call hosted by chairman and chief executive officer Douglas C. Yearley, Jr. at 8:30 a.m. (ET) Wednesday, August 21, 2024, to discuss these results and its outlook for the fourth quarter and FY 2024. To access the call, enter the Toll Brothers website, click on the Investor Relations page, and select “Events & Presentations.” Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software.
The call can be heard live with an online replay which will follow.
ABOUT TOLL BROTHERS
Toll Brothers, Inc., a Fortune 500 Company, is the nation’s leading builder of luxury homes. The Company was founded 57 years ago in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL.” The Company serves first-time, move-up, empty-nester, active-adult, and second-home buyers, as well as urban and suburban renters. Toll Brothers builds in over 60 markets in 24 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Indiana, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, and Washington, as well as in the District of Columbia. The Company operates its own architectural, engineering, mortgage, title, land development, insurance, smart home technology, and landscape subsidiaries. The Company also develops master-planned and golf course communities as well as operates its own lumber distribution, house component assembly, and manufacturing operations.
In 2024, Toll Brothers marked 10 years in a row being named to the Fortune World’s Most Admired Companies™ list and the Company’s Chairman and CEO Douglas C. Yearley, Jr. was named one of 25 Top CEOs by Barron’s magazine. Toll Brothers has also been named Builder of the Year by Builder magazine and is the first two-time recipient of Builder of the Year from Professional Builder magazine. For more information visit TollBrothers.com.
Toll Brothers discloses information about its business and financial performance and other matters, and provides links to its securities filings, notices of investor events, and earnings and other news releases, on the Investor Relations section of its website (investors.TollBrothers.com).
From Fortune, ©2024 Fortune Media IP Limited. All rights reserved. Used under license.

FORWARD-LOOKING STATEMENTS
Information presented herein for the third quarter ended July 31, 2024 is subject to finalization of the Company’s regulatory filings, related financial and accounting reporting procedures and external auditor procedures.
This release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these statements by the fact that they do not relate to matters of a strictly historical or factual nature and generally discuss or relate to future events. These statements contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should,” “likely,” “will,” and other words or phrases of similar meaning. Such statements may include, but are not limited to, information and statements regarding: expectations regarding inflation and interest rates; the markets in which we operate or may operate; our strategic priorities; our land acquisition, land development and capital allocation priorities; market conditions; demand for our homes; our build-to-order and spec home strategy; anticipated operating results and guidance; home deliveries; financial resources and condition; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; cost of revenues, including expected labor and material costs; selling, general, and administrative expenses; interest expense; inventory write-downs; home warranty and construction defect claims; unrecognized tax benefits; anticipated tax refunds; sales paces and prices; effects of home buyer cancellations; growth and expansion; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; our ability to acquire or dispose of land and pursue real estate opportunities; our ability to gain approvals and open new communities; our ability to market, construct and sell homes and properties; our ability to deliver homes from backlog; our ability to secure materials and subcontractors; our ability to produce the liquidity and capital necessary to conduct normal business operations or to expand and take advantage of opportunities; and the outcome of legal proceedings, investigations, and claims.
Any or all of the forward-looking statements included in this release are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. The major risks and uncertainties – and assumptions that are made – that affect our business and may cause actual results to differ from these forward-looking statements include, but are not limited to:
•the effect of general economic conditions, including employment rates, housing starts, inflation rates, interest and mortgage rates, availability of financing for home mortgages and strength of the U.S. dollar;
•market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions;
•the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such land;
•access to adequate capital on acceptable terms;
•geographic concentration of our operations;
•levels of competition;
•the price and availability of lumber, other raw materials, home components and labor;
•the effect of U.S. trade policies, including the imposition of tariffs and duties on home building products and retaliatory measures taken by other countries;
•the effects of weather and the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, unavailability of insurance, and shortages and price increases in labor or materials associated with such natural disasters;
•risks arising from acts of war, terrorism or outbreaks of contagious diseases, such as Covid-19;
•federal and state tax policies;
•transportation costs;
•the effect of land use, environment and other governmental laws and regulations;
•legal proceedings or disputes and the adequacy of reserves;

•risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, indebtedness, financial condition, losses and future prospects;
•the effect of potential loss of key management personnel;
•changes in accounting principles;
•risks related to unauthorized access to our computer systems, theft of our and our homebuyers’ confidential information or other forms of cyber-attack; and
•other factors described in “Risk Factors” included in our Annual Report on Form 10-K for the year ended October 31, 2023 and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).
Many of the factors mentioned above or in other reports or public statements made by us will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.
Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.
For a further discussion of factors that we believe could cause actual results to differ materially from expected and historical results, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K filed with the SEC and in subsequent reports filed with the SEC. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	July 31, 2024	October 31, 2023
	(Unaudited)
ASSETS
Cash and cash equivalents	$893,422	$1,300,068
Inventory	10,198,060	9,057,578
Property, construction and office equipment - net	459,234	323,990
Receivables, prepaid expenses and other assets	577,993	691,256
Mortgage loans held for sale	137,627	110,555
Customer deposits held in escrow	109,783	84,530
Investments in unconsolidated entities	983,592	959,041
	$13,359,711	$12,527,018

LIABILITIES AND EQUITY
Liabilities:
Loans payable	$1,099,787	$1,164,224
Senior notes	1,596,873	1,596,185
Mortgage company loan facility	125,417	100,058
Customer deposits	523,982	540,718
Accounts payable	675,471	597,582
Accrued expenses	1,777,553	1,548,781
Income taxes payable	129,582	166,268
Total liabilities	5,928,665	5,713,816

Equity:
Stockholders’ Equity
Common stock, 112,937 shares issued at July 31, 2024 and October 31, 2023	1,129	1,129
Additional paid-in capital	692,700	698,548
Retained earnings	7,701,274	6,675,719
Treasury stock, at cost — 11,998 and 9,146 shares at July 31, 2024 and October 31, 2023, respectively	(1,016,277)	(619,150)
Accumulated other comprehensive income	36,038	40,910
Total stockholders’ equity	7,414,864	6,797,156
Noncontrolling interest	16,182	16,046
Total equity	7,431,046	6,813,202
	$13,359,711	$12,527,018

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data and percentages)
(Unaudited)

	Three Months Ended July 31,				Nine Months Ended July 31,
	2024		2023		2024		2023
	$	%	$	%	$	%	$	%
Revenues:
Home sales	$2,724,472		$2,674,602		$7,303,328		$6,914,122
Land sales and other	3,472		13,040		209,950		60,668
	2,727,944		2,687,642		7,513,278		6,974,790

Cost of revenues:
Home sales	1,977,162	72.6%	1,931,949	72.2%	5,339,671	73.1%	5,065,750	73.3%
Land sales and other	8,778	252.8%	11,578	88.8%	31,918	15.2%	74,863	123.4%
	1,985,940		1,943,527		5,371,589		5,140,613

Gross margin - home sales	747,310	27.4%	742,653	27.8%	1,963,657	26.9%	1,848,372	26.7%
Gross margin - land sales and other	(5,306)	(152.8)%	1,462	11.2%	178,032	84.8%	(14,195)	(23.4)%

Selling, general and administrative expenses	244,813	9.0%	229,004	8.6%	712,557	9.8%	668,038	9.7%
Income from operations	497,191		515,111		1,429,132		1,166,139

Other:
(Loss) income from unconsolidated entities	(10,514)		30,548		(13,799)		20,813
Other income - net	16,950		7,358		49,234		50,453
Income before income taxes	503,627		553,017		1,464,567		1,237,405
Income tax provision	129,016		138,228		368,781		310,870
Net income	$374,611		$414,789		$1,095,786		$926,535
Per share:
Basic earnings	$3.64		$3.77		$10.51		$8.36
Diluted earnings	$3.60		$3.73		$10.40		$8.28
Cash dividend declared	$0.23		$0.21		$0.67		$0.62
Weighted-average number of shares:
Basic	102,980		110,003		104,299		110,871
Diluted	104,014		111,123		105,361		111,881

Effective tax rate	25.6%		25.0%		25.2%		25.1%

TOLL BROTHERS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
(Amounts in thousands)
(unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2024	2023	2024	2023
Inventory impairments and write-offs included in home sales cost of revenues:
Pre-development costs and option write offs	$1,759	$895	$4,518	$9,343
Land owned for future communities	—	369	—	694
Land owned for operating communities	3,700	2,100	30,840	12,400
	$5,459	$3,364	$35,358	$22,437

Land and other impairments included in land sales and other cost of revenues	$3,800	$—	$4,400	$17,700

Depreciation and amortization	$20,145	$20,156	$55,428	$54,249
Interest incurred	$28,381	$27,753	$84,545	$94,381
Interest expense:
Charged to home sales cost of revenues	$32,803	$37,004	$91,121	$99,642
Charged to land sales and other cost of revenues	802	1,258	1,821	6,086
	$33,605	$38,262	$92,942	$105,728

Home sites controlled:			July 31, 2024	July 31, 2023
Owned			36,345	35,245
Optioned			36,384	34,981
			72,729	70,226

Inventory at July 31, 2024 and October 31, 2023 consisted of the following (amounts in thousands):

	July 31, 2024	October 31, 2023
Land deposits and costs of future communities	$571,400	$549,035
Land and land development costs	2,855,478	2,631,147
Land and land development costs associated with homes under construction	3,488,892	2,916,334
Total land and land development costs	6,915,770	6,096,516

Homes under construction	2,784,577	2,515,484
Model homes (1)	497,713	445,578
	$10,198,060	$9,057,578
(1)    Includes the allocated land and land development costs associated with each of our model homes in operation.

Toll Brothers operates in the following five geographic segments, with current operations generally located in the states listed below:
•North: Connecticut, Delaware, Illinois, Massachusetts, Michigan, New Jersey, New York and Pennsylvania
•Mid-Atlantic: Georgia, Maryland, North Carolina, Tennessee and Virginia
•South: Florida, South Carolina and Texas
•Mountain: Arizona, Colorado, Idaho, Nevada and Utah
•Pacific: California, Oregon and Washington

	Three Months Ended July 31,
	Units		$ (Millions)		Average Price Per Unit $
	2024	2023	2024	2023	2024	2023
REVENUES
North	386	390	$375.1	$377.7	$971,800	$968,600
Mid-Atlantic	362	247	335.7	288.5	$927,400	$1,167,900
South	934	732	776.3	632.6	$831,100	$864,200
Mountain	774	775	670.0	726.0	$865,700	$936,800
Pacific	358	380	566.4	648.4	$1,581,900	$1,706,400
Home Building	2,814	2,524	2,723.5	2,673.2	$967,800	$1,059,100
Corporate and other			1.0	1.4
Total home sales	2,814	2,524	2,724.5	2,674.6	$968,200	$1,059,700
Land sales and other			3.5	13.0
Total Consolidated			$2,728.0	$2,687.6

CONTRACTS
North	329	344	$334.7	$330.7	$1,017,300	$961,300
Mid-Atlantic	354	317	340.4	296.4	$961,600	$935,300
South	763	632	626.9	513.8	$821,600	$812,900
Mountain	721	605	658.1	481.1	$912,700	$795,200
Pacific	323	347	447.4	541.5	$1,385,100	$1,560,500
Total Consolidated	2,490	2,245	$2,407.5	$2,163.5	$966,900	$963,700

BACKLOG
North	998	1,035	$1,067.7	$1,051.1	$1,069,800	$1,015,600
Mid-Atlantic	904	1,039	906.3	1,060.8	$1,002,600	$1,021,000
South	2,173	2,439	1,972.2	2,245.8	$907,600	$920,800
Mountain	1,838	1,867	1,824.8	1,917.9	$992,800	$1,027,300
Pacific	856	915	1,295.6	1,599.2	$1,513,600	$1,747,700
Total Consolidated	6,769	7,295	$7,066.6	$7,874.8	$1,044,000	$1,079,500

	Nine Months Ended July 31,
	Units		$ (Millions)		Average Price Per Unit $
	2024	2023	2024	2023	2024	2023
REVENUES
North	1,024	1,155	$983.0	$1,081.9	$960,000	$936,700
Mid-Atlantic	1,017	687	976.0	787.2	$959,700	$1,145,900
South	2,369	1,880	1,967.5	1,544.8	$830,500	$821,700
Mountain	1,945	2,090	1,727.0	1,880.4	$887,900	$899,700
Pacific	1,027	1,030	1,650.0	1,619.1	$1,606,600	$1,571,900
Home Building	7,382	6,842	7,303.5	6,913.4	$989,400	$1,010,400
Corporate and other			(0.2)	0.7
Total home sales	7,382	6,842	7,303.3	6,914.1	$989,300	$1,010,500
Land sales and other			210.0	60.7
Total Consolidated			$7,513.3	$6,974.8

CONTRACTS
North	1,066	1,068	$1,085.7	$1,012.0	$1,018,500	$947,600
Mid-Atlantic	976	884	928.0	886.0	$950,800	$1,002,300
South	2,230	1,796	1,843.6	1,433.2	$826,700	$798,000
Mountain	2,206	1,433	1,971.5	1,194.4	$893,700	$833,500
Pacific	1,095	858	1,584.5	1,367.5	$1,447,000	$1,593,800
Total Consolidated	7,573	6,039	$7,413.3	$5,893.1	$978,900	$975,800

Note: Due to rounding, amounts may not add.

Unconsolidated entities:
Information related to revenues and contracts of entities in which we have an interest for the three-month and nine-month periods ended July 31, 2024 and 2023, and for backlog at July 31, 2024 and 2023 is as follows:

	Units		$ (Millions)		Average Price Per Unit $
	2024	2023	2024	2023	2024	2023
Three months ended July 31,
Revenues	136	2	$155.7	$8.1	$1,144,900	$4,048,500
Contracts	26	11	$32.1	$18.3	$1,236,000	$1,662,800

Nine months ended July 31,
Revenues	176	8	$196.6	$31.5	$1,116,900	$3,942,100
Contracts	81	63	$97.6	$88.5	$1,204,500	$1,404,800

Backlog at July 31,	54	136	$61.0	$153.5	$1,129,000	$1,129,000

RECONCILIATION OF NON-GAAP MEASURES
This press release contains, and Company management’s discussion of the results presented in this press release may include, information about the Company’s adjusted home sales gross margin, adjusted net income, adjusted diluted earnings per share and the Company’s net debt-to-capital ratio.
These four measures are non-GAAP financial measures which are not calculated in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures should not be considered a substitute for, or superior to, the comparable GAAP financial measures, and may be different from non-GAAP measures used by other companies in the home building business.
The Company’s management considers these non-GAAP financial measures as we make operating and strategic decisions and evaluate our performance, including against other home builders that may use similar non-GAAP financial measures. The Company’s management believes these non-GAAP financial measures are useful to investors in understanding our operations and leverage and may be helpful in comparing the Company to other home builders to the extent they provide similar information.
Adjusted Home Sales Gross Margin
The following table reconciles the Company’s home sales gross margin as a percentage of home sales revenues (calculated in accordance with GAAP) to the Company’s adjusted home sales gross margin (a non-GAAP financial measure). Adjusted home sales gross margin is calculated as (i) home sales gross margin plus interest recognized in home sales cost of revenues plus inventory write-downs recognized in home sales cost of revenues divided by (ii) home sales revenues.
Adjusted Home Sales Gross Margin Reconciliation
(Amounts in thousands, except percentages)

		Three Months Ended July 31,		Nine Months Ended July 31,
		2024	2023	2024	2023
	Revenues - home sales	$2,724,472	$2,674,602	$7,303,328	$6,914,122
	Cost of revenues - home sales	1,977,162	1,931,949	5,339,671	5,065,750
	Home sales gross margin	747,310	742,653	1,963,657	1,848,372
Add:	Interest recognized in cost of revenues - home sales	32,803	37,004	91,121	99,642
	Inventory impairments and write-offs in cost of revenues - home sales	5,459	3,364	35,358	22,437
	Adjusted home sales gross margin	$785,572	$783,021	$2,090,136	$1,970,451

	Home sales gross margin as a percentage of home sale revenues	27.4%	27.8%	26.9%	26.7%

	Adjusted home sales gross margin as a percentage of home sale revenues	28.8%	29.3%	28.6%	28.5%

The Company’s management believes adjusted home sales gross margin is a useful financial measure to investors because it allows them to evaluate the performance of our home building operations without the often varying effects of capitalized interest costs and inventory impairments. The use of adjusted home sales gross margin also assists the Company’s management in assessing the profitability of our home building operations and making strategic decisions regarding community location and product mix.

Forward-looking Adjusted Home Sales Gross Margin
The Company has not provided projected fourth quarter and full FY 2024 home sales gross margin or a GAAP reconciliation for forward-looking adjusted home sales gross margin because such measure cannot be provided without unreasonable efforts on a forward-looking basis, since inventory write-downs are based on future activity and observation and therefore cannot be projected for the fourth quarter and full FY 2024. The variability of these charges may have a potentially unpredictable, and potentially significant, impact on our fourth quarter and full FY 2024 home sales gross margin.

Adjusted Net Income and Diluted Earnings Per Share Reconciliation

The following table reconciles the Company’s net income and earnings per share (calculated in accordance with GAAP) to the Company’s adjusted net income and diluted earnings per share (a non-GAAP financial measure).
Adjusted Net Income and Diluted Per Share Reconciliation
(Amounts in thousands, except per share data)

		Three Months Ended July 31,		Nine Months Ended July 31,
		2024	2023	2024	2023
Net income		$374,611	$414,789	$1,095,786	$926,535
Subtract:	Net income resulting from the sale of a parcel of land to a commercial developer	—	—	(124,119)	—
Adjusted net income		$374,611	$414,789	$971,667	$926,535

Diluted earnings per share		$3.60	$3.73	$10.40	$8.28
Subtract:	Diluted earnings per share resulting from the sale of a parcel of land to a commercial developer	—	—	(1.18)	—
Adjusted diluted earnings per share		$3.60	$3.73	$9.22	$8.28

Net Debt-to-Capital Ratio
The following table reconciles the Company’s ratio of debt to capital (calculated in accordance with GAAP) to the Company’s net debt-to-capital ratio (a non-GAAP financial measure). The net debt-to-capital ratio is calculated as (i) total debt minus mortgage warehouse loans minus cash and cash equivalents divided by (ii) total debt minus mortgage warehouse loans minus cash and cash equivalents plus stockholders’ equity.

Net Debt-to-Capital Ratio Reconciliation
(Amounts in thousands, except percentages)

		July 31, 2024	April 30, 2024	October 31, 2023
	Loans payable	$1,099,787	$1,113,126	$1,164,224
	Senior notes	1,596,873	1,596,644	1,596,185
	Mortgage company loan facility	125,417	127,541	100,058
	Total debt	2,822,077	2,837,311	2,860,467
	Total stockholders’ equity	7,414,864	7,307,974	6,797,156
	Total capital	$10,236,941	$10,145,285	$9,657,623
	Ratio of debt-to-capital	27.6%	28.0%	29.6%

	Total debt	$2,822,077	$2,837,311	$2,860,467
Less:	Mortgage company loan facility	(125,417)	(127,541)	(100,058)
	Cash and cash equivalents	(893,422)	(1,030,530)	(1,300,068)
	Total net debt	1,803,238	1,679,240	1,460,341
	Total stockholders’ equity	7,414,864	7,307,974	6,797,156
	Total net capital	$9,218,102	$8,987,214	$8,257,497
	Net debt-to-capital ratio	19.6%	18.7%	17.7%

The Company’s management uses the net debt-to-capital ratio as an indicator of its overall leverage and believes it is a useful financial measure to investors in understanding the leverage employed in the Company’s operations.
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